UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PUTNAM HIGH INCOME SECURITIES FUND
PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST
PUTNAM PREMIER INCOME TRUST

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Closed-End Fund Proxy Solicitation Q&A
April 2014

The Board of Trustees of the Putnam Funds has mailed proxy materials to shareholders of the Putnam closed-end funds — Putnam High Income Securities Fund, Putnam Managed Municipal Income Trust, Putnam Master Intermediate Income Trust, Putnam Municipal Opportunities Trust, and Putnam Premier Income Trust — asking for their vote on important proposals for the funds. This Q&A is designed to help you answer questions you might receive about the proxy solicitation.

What are the Trustees asking fund shareholders to do?

The Trustees are asking shareholders to vote, as outlined on the proxy card, by visiting a website, calling by phone, or signing and returning the proxy card in the postage-paid envelope. The proxies are needed unless a shareholder decides to attend the special shareholder meeting scheduled for April 25, 2014, and vote his or her shares at the meeting.

For questions about the matters being put to a shareholder vote

What are the proposals in the proxy?

Proposal 1a.	Fixing the number of Trustees at 14 (all closed-end funds)
Proposal 1b.	Electing Trustees (all closed-end funds)
Proposal 2.	Converting a fund to an open-end investment company (Putnam
High Income Securities Fund, Putnam Master Intermediate Income
Trust, and Putnam Premier Income Trust only)
Proposal 3.	Approving an Amended and Restated Declaration of Trust for a
fund (all closed-end funds):
3a. Quorum requirement for shareholder meetings
3b. Other changes
Proposal 4.	Approving an amendment to your fund’s Declaration of Trust –
eliminating mandatory shareholder votes for conversion to an open-end investment company (all closed-end funds except
Putnam Municipal Opportunities Trust)

How do your fund’s Trustees recommend that shareholders vote on these proposals?
Proposal 1a.	FOR fixing the number of Trustees at 14
Proposal 1b.	FOR electing your fund’s nominees for Trustees
Proposal 2.	AGAINST the conversion of your fund from closed-end to open-
end status
Proposal 3.	FOR authorizing an Amended and Restated Declaration of Trust by voting:
3a. FOR reducing the quorum requirement for shareholder
meetings;
3b. FOR making other changes; and

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Proposal 4.	FOR authorizing an amendment to your fund’s Declaration of
Trust to eliminate certain mandatory shareholder votes on
converting the fund to an open-end fund

Why are Trustees being elected?

The Trustees of each of the closed-end funds stand for election (or reelection as the case may be) at least once during each fund’s fiscal year.

Who are the Trustees, and what is their role?

The Putnam Funds’ Board of Trustees is responsible for protecting the interests of Putnam shareholders. The Trustees’ responsibilities include the general oversight of each fund’s business, reviewing investment performance, overseeing the fund’s compliance with federal securities laws, approving fees paid to Putnam Investments and its affiliates, and voting proxies for the fund’s portfolio securities. All but one of the Trustees currently is independent of the funds and Putnam Investments.

Why are certain funds’ shareholders being asked to vote regarding conversion from closed-end to open-end status (Putnam High Income Securities Fund, Putnam Master Intermediate Income Trust, and Putnam Premier Income Trust only)?

As a closed-end fund, your fund’s shares are bought and sold in the securities markets at prevailing prices, which may be equal to, less than, or greater than its net asset value (NAV) per share. Your fund’s Declaration of Trust requires that shareholders of your fund be given the opportunity to vote on a proposal to convert your fund from closed-end to open-end status if the fund’s common shares have traded at an average discount of more than 10% from its NAV per share during the last 12 calendar weeks of the preceding fiscal year.

What do the Trustees recommend concerning the conversion proposal?

The Trustees recommend that shareholders vote AGAINST this proposal. The Trustees of your fund believe that the continued operation of your fund as a closed-end fund is in the best long-term interests of your fund’s shareholders. The Trustees believe that your fund’s status as a closed-end fund offers potential investment benefits, including the ability to remain more fully invested in longer-term, higher-yielding securities and the ability to invest without limit in illiquid securities. The Trustees do not believe that recent discount levels are currently a sufficient justification for abandoning the advantages of the closed-end structure through conversion to open-end status.

Why are shareholders being asked to vote on the amendment and restatement of the Declarations of Trust?

All shareholders of Putnam closed-end funds are being asked to authorize the Trustees to adopt a single form of Amended and Restated Declaration of Trust for each trust. The closed-end Putnam funds currently operate under five distinct Declarations of Trust. These were created at different times in the past and differ from each other in several ways. The adoption of a single form of Amended and Restated Declaration of Trust will provide the Trustees and Putnam Investments with increased flexibility in managing the affairs of the funds in an efficient and cost-effective manner. Shareholder authorization

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also will modernize and streamline governance provisions, and eliminate certain ambiguities and inconsistencies.

Why are shareholders being asked to eliminate mandatory votes on converting the fund to an open-end fund (Putnam High Income Securities Fund, Putnam Managed Municipal Income Trust, Putnam Master Intermediate Income Trust, and Putnam Premier Income Trust only)?

Over the last decade, this conversion provision has been triggered on several occasions for the relevant funds. On each such occasion, shareholders of your fund have voted overwhelmingly to retain the closed-end structure of the fund. In view of this history, and the fact that these types of mandatory conversion votes are typically no longer required in new closed-end funds organized in recent years, your fund’s Trustees believe that it is no longer in the best interests of the fund and its shareholders to incur the considerable proxy solicitation, legal, and other costs involved in submitting a proxy proposal relating to the conversion of the fund to open-end status as an automatic response to discount levels that have often been shown to be temporary in nature. Experience has shown that trading discounts tend to be cyclical in nature, often responding to changes in market conditions, including increasing or decreasing interest rates. Experience has also shown that over time shareholders are likely to have regular opportunities to liquidate their investment in the fund at prices reasonably close to NAV and at times even above NAV.

The Trustees believe that eliminating the requirement for mandatory conversion votes will not deprive shareholders of any meaningful shareholder right, as any shareholder holding shares having a market value of at least $2,000 has the right, if he or she wishes, to present a proposal for conversion of the fund to open-end status at any annual meeting of shareholders, subject only to complying with Securities and Exchange Commission rules generally pertaining to shareholder proposals (including holding such shares continuously for at least one year before the date the proposal is submitted).

For questions about the proxy process

What is a proxy?

A proxy is a person who can act on behalf of another. In this case, proxies are Putnam Fund Trustees, who are empowered to vote on behalf of shareholders based on their instructions when shareholders respond to the proxy solicitation.

What is the purpose of the proxy mailing?

Every Putnam shareholder has a right to vote on certain matters that affect the management of their funds. Since it is not possible for most people to attend a shareholder meeting and vote in person, shareholders are mailed the proxy package, which provides a proxy statement, a proxy card, and instructions for voting by phone, by mail, or online.

What is a proxy card?

The proxy card directs the Trustees identified as proxies on how to vote on behalf of a shareholder. In addition to the card, shareholders also received a proxy statement, which

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describes the proposals that are being put to a vote. The proxy statement includes the recommendations of the funds’ Trustees on how to vote with respect to each proposal.

Who is eligible to vote?

Shareholders of record at the close of business on January 29, 2014, are eligible to vote. Each share is entitled to one vote.

When is the special shareholder meeting?

The special shareholder meeting is scheduled to take place on April 25, 2014, at One Post Square, Boston, Massachusetts.

What if shareholders do not return their proxy cards?

If Putnam does not receive the proxy cards in sufficient numbers, we must make follow-up solicitations, either by mail or by phone, which can result in additional expenses for the funds. All shareholders benefit when proxies are voted in a timely manner.

What if a shareholder only signs the card?

If a shareholder signs the proxy card, but doesn’t fill in a vote, the shares will be voted in accordance with the Trustees’ recommendations.

What are the key dates for the proxy solicitation?

January 29, 2014 — Official record date
Week of March 24, 2014 — Initial proxy mailing
April 21, 2014 (estimate) — Initial phone campaign
Further proxy mailings and phone campaigns to be determined based on need.

How can a shareholder submit a vote?

Voting instructions are included on the proxy card. (Note: The below instructions are for registered, or “direct,” shareholders only; beneficial, or “street-name,” holders will need to refer to their voting instruction form.) There are several ways to vote:

•	Online at www.proxyonline.com you will need your control number as listed on your proxy card.
•	By phone at 1-888-227-9349 (note that this is a touch-tone line); you will need your control number as listed on your proxy card.
•	By mailing the completed proxy card in the postage-paid envelope to:
TAG Proxy Services
P.O. Box 268
Lyndhurst, NJ 07071-9330

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Who is coordinating and reporting votes by mail, Internet, and phone?

AST Fund Solutions (AST) is tabulating all votes received. AST has been contracted by Putnam to ensure that the proxy voting is fully administered and tabulated in a fair manner.

What is the process for transferring calls to AST?

If you receive a telephone call from a shareholder who would like to vote by phone, please use the following procedures:

•	Confirm voting eligibility by verifying shareholder name and that he or she was a Putnam fund shareholder of record on January 29, 2014.
•	Provide him or her with AST’s telephone number 1-800-283-5915, and ask shareholder if you may place him or her on hold and then transfer the shareholder to AST.
•	Conduct a warm transfer to AST, thanking the shareholder for voting.

How can shareholders get proxy statements if they did not receive them in the mail?

Additional proxy statements may be ordered from the literature system. This mailing will only include the proxy statement, and will not include a proxy card. If a caller requests a proxy card, or both the proxy statement and the proxy card, send an e-mail message to Patti Bissanti with the fund name, shareholder address, and account number. If the shareholder is a beneficial owner, he or she should contact his or her broker.

What if a shareholder misplaces his/her proxy card?

First, offer to transfer the caller to AST so that he/she may vote by telephone (see above for transfer instructions). Additional proxy statements may be ordered from the literature system. This mailing will only include the proxy statement, and will not include a proxy card. If a caller requests a proxy card, or both the proxy statement and the proxy card, send an e-mail message to Patti Bissanti with the fund name, shareholder address, and account number. If the shareholder is a beneficial owner, he or she should contact his or her broker for the voting instruction form.

What if a shareholder whose account is held in street name did not receive a voting instruction form?

Shareholders on street-name accounts who want a statement or voting instruction form must contact their financial advisor. Putnam is not able to accommodate the request. Broker-dealers on street-name accounts provide shareholder names and addresses to a third party, which mails the proxy statements and voting instruction forms to shareholders.

How can a shareholder be placed on a “Do not call/Do not mail” list for this proxy solicitation?

Putnam and the Trustees prefer that shareholders not be placed on a “Do not call” list, as voting is in a shareholder’s best interest. To place a shareholder (who received a request to participate in proxy voting) on a “Do not call” list, you must get approval from the Director of your department. Please coordinate with your supervisor to obtain approval

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and to have the Director send an e-mail message to Patti Bissanti advising that the shareholder account does not want to receive calls regarding this campaign.

How are financial advisors being made aware of the upcoming shareholder meeting and proxy voting process?

Proxy materials are being delivered electronically to firms of accounts that are held in street name. Putnam relationship managers and back-office contacts are also making firms aware of the meeting and proxy voting process.

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